Exhibit 99.1

WisdomTree Announces Second Quarter 2017 Results

$0.09 diluted EPS for the quarter, or $0.06 as adjusted

Declares $0.08 quarterly dividend

New York, NY – (GlobeNewswire) – July 28, 2017 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager today reported net income of $12.1 million or $0.09 diluted EPS in the second quarter. Excluding a pre-tax gain of $6.9 million (or $4.3 million after-tax) associated with our previously announced settlement with Tradeworx, Inc., adjusted net income (a non-GAAP measure1) was $7.8 million1 or $0.06 diluted EPS1. This compares to net income of $3.7 million or $0.03 diluted EPS (as adjusted, $9.6 million1 or $0.07 diluted EPS1) in the second quarter of last year and net income of $6.9 million or $0.05 diluted EPS in the first quarter of 2017.

WisdomTree CEO and President Jonathan Steinberg said, “We continue to make progress diversifying the business and positioning the firm to capitalize on the secular shifts underway in the industry. We’ve seen improved diversification of assets and net flows driven by core and tactical exposures, through a focused distribution effort and aggressive product launches over the past few years.”

Mr. Steinberg added, “We believe technology will be a key differentiator for asset managers to forge deeper relationships with financial intermediaries. WisdomTree is among the industry leaders in embracing and developing technology to both enhance our internal effectiveness and deliver a better investor experience. Combining proven alpha generating products in the winning structures with leading technology-enabled tools, solutions and practice management services should empower financial intermediaries to grow their businesses resulting in diversified market share gains for WisdomTree.”

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	June 30, 2017	Mar. 31, 2017	June 30, 2016	Mar. 31, 2017	June 30, 2016
Operating Highlights
U.S. listed ETFs ($, in billions):
AUM	$43.2	$41.9	$38.0	3.0%	13.5%
Net inflows/(outflows)	$0.6	$(0.1)	$(4.9)	n/a	n/a
Average AUM	$43.0	$41.3	$41.7	4.0%	3.1%
Average advisory fee	0.50%	0.50%	0.52%	—	(0.02)
Market share of industry inflows	0.1%	n/a	n/a	n/a	n/a
European listed ETPs ($, in millions):
AUM	$1,455.8	$1,351.0	$952.0	7.8%	52.9%
Net inflows/(outflows)	$146.8	$320.1	$47.5	(54.1%)	209.0%
Average AUM	$1,361.5	$1,209.1	$944.7	12.6%	44.1%
Average advisory fee	0.62%	0.64%	0.68%	(0.02)	(0.06)
Canadian listed ETFs ($, in millions):
AUM	$91.5	$72.9	n/a	25.5%	n/a
Net inflows/(outflows)	$15.3	$—	n/a	n/a	n/a
Average AUM	$84.9	$71.2	n/a	19.2%	n/a
Average advisory fee	0.42%	0.46%	n/a	(0.04)	n/a
Financial Highlights ($, in millions, except per share amounts):
Consolidated Results
Advisory fees	$56.1	$53.3	$56.0	5.4%	0.3%
Net income	$12.1	$6.9	$3.7	75.9%	231.6%
Diluted earnings per share	$0.09	$0.05	$0.03	$0.04	$0.06
Pre-tax margin	35.0%	27.1%	19.9%	7.9	15.1
Non-GAAP[1]:
Net income, as adjusted	$7.8	n/a	$9.6	n/a	(18.6%)
Diluted earnings per share, as adjusted	$0.06	n/a	$0.07	n/a	($0.01)
Pre-tax margin, as adjusted	27.1%	n/a	30.6%	n/a	-3.5
U.S. Business segment
Gross margin[1]	82.4%	81.9%[2]	81.4%	0.5	1.0
Pre-tax margin	41.5%	34.2%	36.9%	7.3	4.6
Pre-tax margin, as adjusted[1]	34.0%	n/a	n/a	n/a	n/a

Recent Business Developments

Company News

•	In May 2017, the Company announced the cross-listing of 7 UCITS ETFs in Mexico on the Bolsa Mexicana de Valores.

•	In June 2017, the Company announced a collaboration with IBM Watson and Bluewolf, an IBM Company, on an advanced analytics distribution enhancement program; and the Company announced the cross-listing of the WisdomTree Global ex-Mexico Equity Fund (XMX) in Mexico on the Bolsa Mexicana de Valores.

•	In July 2017, the Company announced its model portfolios are now available through the Envestnet Wealth Management Platform; and the Company announced it entered into a series of strategic agreements with Questrade, Canada’s fastest growing online brokerage.

U.S. Listed Product News

•	In May 2017, the Company announced the launch of the WisdomTree Barclays Yield Enhanced U.S. Short-Term Aggregate Bond Fund (SHAG) on the BATS Exchange.

•	In June 2017, the Company announced the closing and liquidation of three ETFs; and the Company announced the launch of a new smart beta fund with multifactor exposure – the WisdomTree U.S. Multifactor Fund (USMF).

•	In July 2017, the Company announced the addition of the WisdomTree Continuous Commodity Index Fund (GCC) to Schwab ETF OneSourceTM .

European Listed Product News

•	In July 2017, the Company announced the appointment of Alexis Marinof as Head of European Distribution.

Canadian Listed Product News

•	In June 2017, the Company announced the launch of two new smart beta fixed income ETFs – the WisdomTree Yield Enhanced Canada Aggregate Bond Index ETF (CAGG) and the WisdomTree Yield Enhanced Canada Short-Term Aggregate Bond Index ETF (CAGS) – on the TSX.

Assets Under Management and Net Inflows

U.S. listed ETF assets under management (“AUM”) were $43.2 billion at June 30, 2017, up 3.0% from March 31, 2017 due to net inflows and market appreciation. European listed AUM was $1.5 billion at June 30, 2017, up 7.8% from March 31, 2017 primarily due to net inflows. Canadian listed AUM was $91.5 million at June 30, 2017, up 25.5% from March 31, 2017 primarily due to net inflows.

Performance

In evaluating the performance of our U.S. listed equity, fixed income and alternative ETFs against actively managed and index based mutual funds and ETFs, 94.0% of the $42.5 billion invested in our ETFs and 67.1% (47 of 70) of our ETFs covered by Morningstar outperformed their comparable Morningstar average since inception as of June 30, 2017.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Settlement with Tradeworx, Inc.

As previously disclosed, on June 20, 2017, the Company resolved a dispute regarding its ownership stake in Tradeworx, Inc. (“Tradeworx”). In connection with the settlement, the Company recorded a pre-tax gain of $6.9 million ($4.3 million after-tax) representing the fair value of its 19.9% ownership in Tradeworx. Tradeworx operates a high-frequency trading business and through its subsidiary, Thesys Technologies, LLC (“Thesys”), licenses high performance trading and analytics technology, including low latency trading, simulation and backtesting, big data analytics and compliance technology. In January 2017, Thesys was awarded the contract to provide the technology and serve as Plan Processor for the Consolidated Audit Trail (CAT), a new, comprehensive database of market information that the SEC ordered to be built to allow the SEC and self-regulatory organizations to perform surveillance on order event data linked to customer and account information and to permit regulators to more efficiently and effectively perform market reconstructions.

Second Quarter Financial Discussion

Revenues

Advisory fees of $56.1 million were relatively unchanged from the second quarter of 2016 as an increase in our average global AUM was offset by lower average U.S. advisory fees due to a change in product mix. Our average global AUM increased primarily due to market appreciation of our U.S. listed ETFs and net inflows into our U.S. Equity ETFs and our European listed ETPs. These increases were partly offset by outflows primarily in our two largest ETFs. The changes in product mix resulted in our average U.S. advisory fees for our U.S. listed ETFs declining from 0.52% for the second quarter of 2016 to 0.50% for the second quarter of 2017. Advisory fees increased 5.4% from the first quarter of 2017 on higher average AUM primarily due to both net inflows and market appreciation. Our average U.S. advisory fees were unchanged from the first quarter of 2017.

Other income increased $0.3 million from the second quarter of 2016 to $0.4 million primarily due to higher interest earned on our investments. Other income decreased 69.7% from the first quarter of 2017 as the prior period included a one-time reimbursement of fund-related costs for prior years of $0.8 million.

Margins

Gross margin for our U.S. Business segment, which is U.S. advisory fees less U.S. fund management and administration expenses and U.S. third-party sharing arrangements, was 82.4%1 in the second quarter of 2017 as compared to 81.4%1 in the second quarter of 2016 and 81.9%1 2 in the first quarter of 2017. The increase from the second quarter of 2016 was due to lower expenses partly offset by lower advisory fees. The increase from the first quarter of 2017 was primarily due to higher advisory fees.

Pre-tax margin was 35.0% in the second quarter of 2017 (as adjusted, 27.1%1) as compared to 19.9% in the second quarter of 2016 (as adjusted 30.6%1) and 27.1% in the first quarter of 2017. Pre-tax margin for our U.S. Business segment was 41.5% (as adjusted, 34.0%1) in the second quarter of 2017 as compared to 36.9% in the second quarter of 2016 and 34.2% in the first quarter of 2017.

Expenses

Total expenses were $41.2 million for the second quarter of 2017, down 8.1% from the second quarter of 2016 and up 3.6% from the first quarter of 2017. Included in the second quarter of 2016 was an acquisition payment expense of $6.0 million.

•	Compensation and benefits expense increased 28.4% from the second quarter of 2016 and 3.1% from the first quarter of 2017 to $18.4 million primarily due to higher accrued incentive compensation and other headcount related expenses. Partly offsetting the increase when compared to the first quarter of 2017 were seasonally higher payroll taxes associated with bonus payments made during that period. Headcount of our U.S. Business segment was 166, 163 and 157 and our International Business segment was 46, 47 and 47 at June 30, 2017, March 31, 2017 and June 30, 2016, respectively.

•	Fund management and administration expense decreased 4.8% from the second quarter of 2016 to $10.1 million primarily attributable to lower fund costs for our U.S. Business segment due to a lower number of ETFs partly offset by higher average AUM of both our U.S. Business and International Business segments. This expense increased 5.3% from the first quarter of 2017 primarily due to higher average AUM of our U.S. Business segment. We had 90 U.S. listed ETFs, 85 European ETPs and 8 Canadian ETFs at the end of the quarter.

•	Marketing and advertising expense decreased 16.2% from the second quarter of 2016 to $3.8 million primarily due to lower levels of advertising related activities within our U.S. Business segment. This expense was essentially unchanged from the first quarter of 2017.

•	Sales and business development expense decreased 11.6% from the second quarter of 2016 to $3.4 million primarily due to lower spending on sales related activities within our U.S. Business segment. This expense increased 14.4% from the first quarter of 2017 primarily due to higher spending on sales related activities globally.

•	Professional and consulting fees were essentially unchanged from the second quarter of 2016. This expense decreased 21.6% from the first quarter of 2017 to $1.2 million primarily due to lower corporate consulting related expenses within our U.S. Business Segment.

•	Third-party sharing arrangements expense was essentially unchanged from the second quarter of 2016. This expense decreased 28.1% from the first quarter of 2017 to $0.7 million primarily due to lower fees paid to our third-party marketing agents in the U.S. and Israel.

•	Acquisition payment expense was $6.0 million in the second quarter of 2016 as a result of the acceleration of the buyout of the remaining minority interest in our European business.

•	Our effective income tax rate for the second quarter of 2017 of 45.5% resulted in income tax expense of $10.1 million. Our tax rate differs from the federal statutory tax rate of 35% primarily due to a valuation allowance on foreign net operating losses and state and local income taxes.

Six Month Results

Total revenues increased 1.0% to $118.0 million primarily due to the settlement gain of $6.9 million and higher interest earned on our investments. These increases were offset by lower advisory fees due to declines in our average U.S. listed AUM and our average U.S. ETF advisory fee for our U.S. listed ETFs. Our average U.S. listed AUM declined primarily due to outflows from our two largest ETFs, partly offset by market appreciation and net inflows into our U.S. listed equity ETFs. Our average U.S. ETF advisory fee for our U.S. listed ETFs declined from 0.52% for the six months ended June 30, 2016 to 0.50% for the six months ended June 30, 2017 due to changes in product mix.

Total expenses declined 3.6% to $81.0 million. This decline was primarily due to the acquisition payment expense of $6.7 million recorded in the prior year partly offset by higher compensation expense due to higher accrued incentive compensation and other headcount related expenses.

Balance Sheet

As of June 30, 2017, the Company had total assets of $243.9 million which consisted primarily of cash and cash equivalents of $88.6 million, securities owned of $49.7 million, securities held-to-maturity of $21.1 million, investments of $31.9 million and accounts receivable of $19.4 million. There were approximately 136.9 million shares of common stock outstanding as of June 30, 2017. Fully diluted weighted average shares outstanding were 135.6 million for the quarter.

Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share of the Company’s common stock. The dividend will be paid on August 23, 2017 to stockholders of record as of the close of business on August 9, 2017.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, July 28, 2017 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully expand our business into non-U.S. markets;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	Net outflows during 2016 in our two largest ETFs – the WisdomTree Europe Hedged Equity Fund and the WisdomTree Japan Hedged Equity Fund – have had, and in the future could continue to have, a negative impact on our revenues.

•	Declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing customers to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenues and operating margins.

•	We derive a substantial portion of our revenues from a limited number of products, and as a result, our operating results are particularly exposed to the performance of these funds and our ability to maintain the AUM of these funds, as well as investor sentiment toward investing in the funds’ strategies and market-specific and political and economic risk.

•	Much of our AUM is held in our U.S. listed ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•	Many of our ETPs and ETFs have a limited track record, and poor investment performance could cause our revenues to decline.

•	We depend on third parties to provide many critical services to operate our business and our ETPs and ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm our customers.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S., Europe, Canada and Japan (collectively, “WisdomTree”), is an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager headquartered in New York. WisdomTree offers products covering equities, fixed income, currencies, commodities and alternative strategies. WisdomTree currently has approximately $45.5 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

[1]	See “Non-GAAP Financial Measurements.”
[2]	Amounts previously reported as gross margin and gross margin percentage of our U.S. Business Segment have been adjusted to conform with our current computation. Gross margin and gross margin percentage of our U.S. Business Segment is now derived from U.S. advisory fee revenues. In prior periods, these measures were derived from U.S. total revenues. See “Non-GAAP Financial Measurements” below for additional information.

Contact Information:

Investor Relations

WisdomTree Investments, Inc.

Jason Weyeneth, CFA

+1.917.267.3858

jweyeneth@wisdomtree.com

Media Relations

WisdomTree Investments, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Six Months Ended
	June 30, 2017	Mar. 31, 2017	June 30, 2016	Mar. 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016	% Change
Revenues:
Advisory fees	$56,114	$53,262	$55,931	5.4%	0.3%	$109,376	$116,546	-6.2%
Settlement gain	6,909	—	—	n/a	n/a	6,909	—	n/a
Other income	405	1,337	50	-69.7%	710.0%	1,742	313	456.5%

Total revenues	63,428	54,599	55,981	16.2%	13.3%	118,027	116,859	1.0%
Expenses:
Compensation and benefits	18,421	17,874	14,343	3.1%	28.4%	36,295	29,569	22.7%
Fund management and administration	10,112	9,600	10,621	5.3%	-4.8%	19,712	20,665	-4.6%
Marketing and advertising	3,825	3,537	4,566	8.1%	-16.2%	7,362	8,398	-12.3%
Sales and business development	3,389	2,962	3,834	14.4%	-11.6%	6,351	6,281	1.1%
Professional and consulting fees	1,221	1,558	1,365	-21.6%	-10.5%	2,779	4,200	-33.8%
Occupancy, communications and equipment	1,371	1,353	1,241	1.3%	10.5%	2,724	2,463	10.6%
Depreciation and amortization	352	337	330	4.5%	6.7%	689	646	6.7%
Third-party sharing arrangements	670	932	709	-28.1%	-5.5%	1,602	1,616	-0.9%
Acquisition payment	—	—	5,993	n/a	n/a	—	6,738	n/a
Other	1,842	1,624	1,823	13.4%	1.0%	3,466	3,455	0.3%

Total expenses	41,203	39,777	44,825	3.6%	-8.1%	80,980	84,031	-3.6%

Income before taxes	22,225	14,822	11,156	49.9%	99.2%	37,047	32,828	12.9%
Income tax expense	10,120	7,942	7,505	27.4%	34.8%	18,062	17,105	5.6%

Net income	$12,105	$6,880	$3,651	75.9%	231.6%	$18,985	$15,723	20.7%

Net income per share – basic	$0.09	$0.05	$0.03			$0.14	$0.11
Net income per share – diluted	$0.09	$0.05	$0.03			$0.14	$0.11
Weighted average common shares – basic	134,557	134,385	134,115			134,472	134,791
Weighted average common shares – diluted	135,574	135,509	135,132			135,613	135,589

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(in thousands)

(Unaudited)

The following table sets forth the pre-tax operating results for the Company’s U.S. Business and International Business segments. The U.S. Business segment represents the results of the Company’s U.S. operations and Japan sales office. The results of the Company’s European and Canadian operations are reported as the International Business segment.

U.S. Business Segment

	Three Months Ended			% Change From		Six Months Ended
	June 30, 2017	Mar. 31, 2017	June 30, 2016	Mar. 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016	% Change
Revenues:
Advisory fees	$53,641	$51,026	$54,061	5.1%	-0.8%	$104,667	$113,153	-7.5%
Settlement gain	6,909	—	—	n/a	n/a	6,909	—	n/a
Other income	508	1,312	387	-61.3%	31.3%	1,820	608	199.3%

Total revenues	61,058	52,338	54,448	16.7%	12.1%	113,396	113,761	-0.3%
Expenses:
Compensation and benefits	15,910	15,070	12,674	5.6%	25.5%	30,980	26,340	17.6%
Fund management and administration	8,782	8,327	9,339	5.5%	-6.0%	17,109	18,599	-8.0%
Marketing and advertising	3,253	3,069	3,943	6.0%	-17.5%	6,322	7,453	-15.2%
Sales and business development	2,824	2,610	3,368	8.2%	-16.2%	5,434	5,730	-5.2%
Professional and consulting fees	1,013	1,322	1,169	-23.4%	-13.3%	2,335	3,605	-35.2%
Occupancy, communications and equipment	1,232	1,228	1,126	0.3%	9.4%	2,460	2,242	9.7%
Depreciation and amortization	339	331	325	2.4%	4.3%	670	636	5.3%
Third-party sharing arrangements	670	927	709	-27.7%	-5.5%	1,597	1,616	-1.2%
Other	1,725	1,546	1,711	11.6%	0.8%	3,271	3,246	0.8%

Total expenses	35,748	34,430	34,364	3.8%	4.0%	70,178	69,467	1.0%

Income before taxes	$25,310	$17,908	$20,084	41.3%	26.0%	$43,218	$44,294	-2.4%

Pre-tax margin	41.5%	34.2%	36.9%			38.1%	38.9%

International Business Segment

	Three Months Ended			% Change From		Six Months Ended
	June 30, 2017	Mar. 31, 2017	June 30, 2016	Mar. 31, 2017	June 30, 2016	June 30, 2017	June 30, 2016	% Change
Revenues:
Advisory fees	$2,473	$2,236	$1,870	10.6%	32.2%	$4,709	$3,393	38.8%
Other income/(loss)	(103)	25	(337)	n/a	-69.4%	(78)	(295)	-73.6%

Total revenues	2,370	2,261	1,533	4.8%	54.6%	4,631	3,098	49.5%
Expenses:
Compensation and benefits	2,511	2,804	1,669	-10.4%	50.4%	5,315	3,229	64.6%
Fund management and administration	1,330	1,273	1,282	4.5%	3.7%	2,603	2,066	26.0%
Marketing and advertising	572	468	623	22.2%	-8.2%	1,040	945	10.1%
Sales and business development	565	352	466	60.5%	21.2%	917	551	66.4%
Professional and consulting fees	208	236	196	-11.9%	6.1%	444	595	-25.4%
Occupancy, communications and equipment	139	125	115	11.2%	20.9%	264	221	19.5%
Depreciation and amortization	13	6	5	116.7%	160.0%	19	10	90.0%
Third-party sharing arrangements	—	5	—	n/a	n/a	5	—	n/a
Acquisition payment	—	—	5,993	n/a	n/a	—	6,738	n/a
Other	117	78	112	50.0%	4.5%	195	209	-6.7%

Total expenses	5,455	5,347	10,461	2.0%	-47.9%	10,802	14,564	-25.8%

Loss before taxes	$(3,085)	$(3,086)	$(8,928)	0.0%	-65.4%	$(6,171)	$(11,466)	-46.2%

Pre-tax margin	n/a	n/a	n/a			n/a	n/a

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$88,614	$92,722
Securities owned, at fair value	49,744	58,907
Securities held-to-maturity	2,999	3,994
Accounts receivable	19,397	17,668
Prepaid expenses	4,751	3,346
Other current assets	439	555

Total current assets	165,944	177,192
Fixed assets, net	11,318	11,748
Securities held-to-maturity	18,150	18,502
Deferred tax asset, net	4,026	9,826
Investments, carried at cost	31,909	20,000
Goodwill	1,799	1,799
Intangible asset	9,953	9,953
Other noncurrent assets	793	747

Total assets	$243,892	$249,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$13,033	$13,584
Compensation and benefits payable	10,817	14,652
Income taxes payable	6,497	4,700
Acquisition payable	—	3,537
Securities sold, but not yet purchased, at fair value	27	1,248
Accounts payable and other liabilities	6,235	5,806

Total current liabilities	36,609	43,527
Deferred rent payable	4,785	4,896

Total liabilities	41,394	48,423

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized: Issued and outstanding: 136,874 and 136,475 at June 30, 2017 and December 31, 2016, respectively	1,369	1,365
Additional paid-in capital	225,584	224,739
Accumulated other comprehensive income/(loss)	261	(44)
Accumulated deficit	(24,716)	(24,716)

Total stockholders’ equity	202,498	201,344

Total liabilities and stockholders’ equity	$243,892	$249,767

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended
	June 30, 2017	June 30, 2016
Cash flows from operating activities:
Net income	$18,985	$15,723
Adjustments to reconcile net income to net cash provided by operating activities:
Settlement gain	(6,909)	—
Deferred income taxes	5,890	15,490
Stock-based compensation	6,951	7,270
Depreciation and amortization	689	646
Other	301	(149)
Changes in operating assets and liabilities:
Securities owned, at fair value	1,148	—
Accounts receivable	(1,671)	9,561
Prepaid expenses	(1,405)	(2,012)
Other assets	143	123
Acquisition payable	(3,542)	3,295
Fund management and administration payable	(729)	240
Compensation and benefits payable	(3,958)	(20,481)
Income taxes payable	2,217	(2,094)
Securities sold, but not yet purchased, at fair value	(1,222)	—
Accounts payable and other liabilities	395	1,384

Net cash provided by operating activities	17,283	28,996

Cash flows from investing activities:
Purchase of fixed assets	(220)	(599)
Purchase of securities held-to-maturity	(759)	—
Purchase of securities available-for-sale	(38,680)	—
Purchase of investment	(5,000)	—
Proceeds from held-to-maturity securities maturing or called prior to maturity	2,102	5,025
Proceeds from sales and maturities of securities available-for-sale	46,065	—
Acquisition less cash acquired	—	(11,818)

Net cash provided by/(used in) investing activities	3,508	(7,392)

Cash flows from financing activities:
Dividends paid	(21,872)	(21,833)
Shares repurchased	(3,693)	(35,654)
Proceeds from exercise of stock options	42	104

Net cash used in financing activities	(25,523)	(57,383)

Increase in cash flows due to changes in foreign exchange rate	624	623

Net decrease in cash and cash equivalents	(4,108)	(35,156)
Cash and cash equivalents – beginning of period	92,722	210,070

Cash and cash equivalents – end of period	$88,614	$174,914

Supplemental disclosure of cash flow information:
Cash paid for taxes	$9,708	$3,748

NON-CASH INVESTING ACTIVITY

On June 20, 2017, the Company was issued newly authorized preferred stock of Tradeworx and a warrant to purchase additional preferred stock in connection with the resolution of a dispute related to the Company’s ownership stake in Tradeworx. The fair value of the preferred stock was $6,909 and is included within Investments on the Consolidated Balance Sheets. The fair value of the warrant was determined to be insignificant.

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended
	June 30, 2017	Mar. 31, 2017	June 30, 2016
U.S. LISTED ETFs (in millions)
Beginning of period assets	$41,940	$40,164	$44,256
Inflows/(outflows)	605	(58)	(4,949)
Market appreciation/(depreciation)	638	1,834	(1,261)

End of period assets	$43,183	$41,940	$38,046

Average assets during the period	$42,961	$41,292	$41,681
Revenue days	91	90	91
Number of ETFs – end of the period	90	88	99
ETF Industry and Market Share (in billions)
ETF industry net inflows	$112.1	$133.9	$30.8
WisdomTree market share of industry inflows	0.1%	n/a	n/a
Average ETF advisory fee during the period
Alternative strategy ETFs	0.60%	0.66%	0.87%
Emerging markets equity ETFs	0.70%	0.70%	0.71%
International developed equity ETFs	0.56%	0.56%	0.56%
International hedged equity ETFs	0.53%	0.53%	0.54%
Currency ETFs	0.50%	0.50%	0.50%
Fixed income ETFs	0.42%	0.42%	0.48%
U.S. equity ETFs	0.35%	0.35%	0.35%

Blended total	0.50%	0.50%	0.52%

EUROPEAN LISTED ETPs
Total ETPs (in thousands)
Beginning of period assets	$774,487	$626,280	$488,069
Inflows/(outflows)	102,783	160,327	20,578
Market appreciation/(depreciation)	(64,666)	(12,120)	51,416

End of period assets	$812,604	$774,487	$560,063

Average assets during the period	$735,295	$704,843	$544,676
Average ETP advisory fee during the period	0.78%	0.79%	0.84%
Number of ETPs – end of the period	68	68	67
Total UCITS ETFs (in thousands)
Beginning of period assets	$576,503	$398,015	$396,901
Inflows/(outflows)	44,022	159,774	26,931
Market appreciation/(depreciation)	22,674	18,714	(31,932)

End of period assets	$643,199	$576,503	$391,900

Average assets during the period	$626,177	$504,294	$400,047
Average UCITS ETF advisory fee during the period	0.44%	0.43%	0.46%
Number of UCITS ETFs – end of the period	17	17	16
CANADIAN LISTED ETFs* (in thousands)
Beginning of period assets	$72,927	$68,618	$—
Inflows/(outflows)	15,280	(2)	—
Market appreciation/(depreciation)	3,283	4,311	—

End of period assets	$91,490	$72,927	$—

Average assets during the period	$84,879	$71,234	n/a
Average ETF advisory fee during the period	0.42%	0.46%	n/a
Number of ETFs – end of the period	8	6	n/a
Headcount – U.S. Business segment	166	163	157
Headcount – International segment	46	47	47

*	ETFs inception date July 14, 2016.

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. The non-GAAP financial measurements contained in this release include:

•	Gross margin and gross margin percentage (U.S. Business segment). We disclose our gross margin and gross margin percentage for our U.S. Business segment separately from the start up stage of our international businesses (Europe and Canada) to allow investors to better understand and track the performance and operating efficiency of our core U.S. operations, which make up the vast majority of our operating and financial results. We disclose U.S. Business segment gross margin, which we define as U.S. advisory fees less U.S. fund management and administration expenses and U.S. third-party sharing arrangements, and U.S. Business segment gross margin percentage as non-GAAP financial measurements because we believe they provide investors with a consistent way to analyze the amount we retain after paying third party service providers to operate our ETPs and third party marketing agents whose fees are associated with our AUM level. Management tracks gross margin and gross margin percentage to analyze the profitability of our products.

•	Consolidated and U.S. Business segment operating results and pre-tax margin for the second quarter of 2017 excluding a pre-tax gain of $6.9 million (or $4.3 million after-tax) associated with the settlement of a dispute with a third party. We exclude this gain when analyzing our results as it is a one-time, non-recurring item and not core to our operating business.

•	Consolidated operating results and pre-tax margin for the second quarter of 2016 excluding a $6.0 million charge related to the acceleration of the buyout of the remaining minority interest in our European business. We exclude this charge when analyzing our results, which is not deductible for tax purposes, as it is a one-time, non-recurring charge and not core to our operating business.

WISDOMTREE INVESTMENTS, INC. AND SUBSIDIARIES

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended
	June 30,	Mar. 31,	June 30,
Gross Margin and Gross Margin Percentage (U.S. Business segment):	2017	2017	2016
Advisory fees	$53,641	$51,026	$54,061
Less: Fund management and administration	(8,782)	(8,327)	(9,339)
Less: Third-party sharing arrangements	(670)	(927)	(709)

U.S. Gross margin	$44,189	$41,772	$44,013

U.S. Gross margin percentage	82.4%	81.9%	81.4%

	Three Months Ended
	June 30,	Mar. 31,	June 30,
Adjusted Net Income and Diluted Earnings per Share (Consolidated):	2017	2017	2016
Net income, as reported	$12,105	n/a	$3,651
Less: Settlement gain, net of income taxes of $2,653	(4,256)	n/a	—
Add back: Acquisition payment	—	n/a	5,993

Adjusted net income	$7,849	n/a	$9,644
Weighted average common shares - diluted	135,574	n/a	135,132

Adjusted net income per share - diluted	$0.06	n/a	$0.07

	Three Months Ended
	June 30,	Mar. 31,	June 30,
Adjusted Pre-tax Margin (Consolidated):	2017	2017	2016
Total revenues	$63,428	n/a	$55,981
Less: Settlement gain, before income taxes	(6,909)	n/a	—

Adjusted revenues	$56,519	n/a	$55,981

Income before income taxes	$22,225	n/a	$11,156
Less: Settlement gain, before income taxes	(6,909)	n/a	—
Add back: Acquisition payment	—	n/a	5,993

Adjusted income before income taxes	$15,316	n/a	$17,149

Adjusted pretax margin	27.1%	n/a	30.6%

	Three Months Ended
	June 30,	Mar. 31,	June 30,
Adjusted Pre-tax Margin (U.S. Business Segment)	2017	2017	2016
Total revenues	$61,058	n/a	n/a
Less: Settlement gain, before income taxes	(6,909)	n/a	n/a

Adjusted revenues	$54,149	n/a	n/a

Income before income taxes	$25,310	n/a	n/a
Less: Settlement gain, before income taxes	(6,909)	n/a	n/a

Adjusted income before income taxes	$18,401	n/a	n/a

Adjusted pretax margin	34.0%	n/a	n/a